UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2026

Velocity Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39183	46-0659719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2945 Townsgate Road, Suite 110
Westlake Village, California	91361
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 532-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VEL	The New York Stock Exchange
(indicate by check mark)
Common stock, par value $0.01 per share	VEL	NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2026, Velocity Commercial Capital, LLC (the “Issuer”), a wholly-owned subsidiary of Velocity Financial, Inc. (“Velocity” or the “Company”) and the Company, as guarantor, entered into a Purchase Agreement (the “Purchase Agreement”) with Barclays Capital Inc., as representative of the several initial purchasers set forth in Schedule I to the Purchase Agreement thereto (the “Initial Purchasers”), with respect to the issue and sale by the Issuer of $500 million in aggregate principal amount of its 9.375% Senior Notes due 2031 (the “Notes”), in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) (the “Offering”). The Offering is expected to close on or about January 30, 2026 (the “Settlement Date”) subject to the satisfaction of customary closing conditions.

The Company intends to use approximately $222.7 million of the net proceeds of the offering to fund the redemption of the Issuer’s outstanding 7.125% Senior Secured Notes due 2027 (the “2027 Notes”) and the remainder for general corporate purposes, which may include the repayment of a portion of the outstanding borrowings under the Company’s warehouse repurchase and revolving loan facilities and the use of up to $75 million for the acquisition of a business that Velocity is considering acquiring. Nothing in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, constitutes a notice of redemption or any offer to purchase or solicitation of an offer to sell any of the outstanding 2027 Notes.

The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Company (the “Guarantee” and, together with the Notes, the “Securities”). The Notes will not be guaranteed by any of the Company’s subsidiaries at the time of issuance. The Securities have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or any applicable exemption from registration requirements. The Securities are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A of the Securities Act and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act.

The Securities will be issued pursuant to an indenture (the “Indenture”) to be entered into on the Settlement Date, by and among the Issuer, the Company, as guarantor, and U.S. Bank, National Association, as trustee. Interest on the Notes will accrue at a rate of 9.375% per annum and will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2026. The Notes will mature on February 15, 2031.

On or after February 15, 2028, the Issuer may redeem some or all of the Notes at their option at the following redemption prices, plus accrued and unpaid interest, if any, on the Notes redeemed to, but excluding, the redemption date if redeemed during the 12-month period beginning on November 1 of the years indicated below:

Redemption year	Price
2028	104.688%
2029	102.344%
2030 and thereafter	100.000%

At any time prior to February 15, 2028, the Issuer may on any one or more occasions redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable date of redemption, plus the “Applicable Premium” equal to the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) the excess, if any, of: (1) the present value at such redemption date of the sum of (A) the redemption price of such Note on February 15, 2028 (such redemption price being set forth in the table above) plus (B) all required interest payments due on such Note through February 15, 2028 (excluding accrued but unpaid interest, if any, to, but excluding, such redemption date), such present value to be computed on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate (as defined in the Indenture) as of such redemption date plus 50 basis points; over (2) the then outstanding principal amount of such Note.

In addition, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes at any time on or prior to February 15, 2028, with the net cash proceeds from certain equity offerings by the Company at the redemption price equal to 109.375% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Upon the occurrence of certain events constituting a change of control (as defined in the Indenture), the Issuer will be required to make an offer to repurchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

The Indenture will contain customary covenants for debt securities of this type that limit the ability of the Issuer and its restricted subsidiaries (as defined in the Indenture) to, among other things, (i) incur or guarantee additional indebtedness or issue preferred stock, (ii) incur liens, (iii) pay dividends on or make distributions or make other restricted payments, (iv) make investments, (v) consolidate, merge, sell or otherwise dispose of certain assets, and (vi) enter into transactions with certain affiliates of the Company.

The Indenture will include customary events of default, including, among other things, payment default, covenant default, payment defaults and accelerations under other indebtedness, judgment defaults and bankruptcy, insolvency or reorganization affecting the Parent and its restricted subsidiaries.

The above description of the Purchase Agreement is a summary only and is subject to, and qualified entirely, by the Purchase Agreement that is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 8.01 Other Events.

On January 28, 2026, the Company, issued a press release announcing the pricing of the Offering. The Offering was made pursuant to certain registration exemptions as further described in Item 1.01 above.

A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of, any of the foregoing securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, which reflect management’s current views and estimates regarding the Offering and the use of proceeds therefrom and the timing and outcome thereof, including statements regarding the redemption of the 2027 Notes, which are subject to risks and uncertainties, including, without limitation, risks related to market and other general economic conditions. These forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “expect,” “intend,” “will,” “would,” “estimate,” “anticipate,” “believe,” “predict,” “prospect,” “potential,” “continue” or “illustrative” or the negatives of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. Such statements reflect the current views of the Company’s management about future events and are based on currently available information as to the outcome and timing of future events. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements include, but are not limited to, unanticipated developments that prevent, delay, or negatively impact the Offering and other factors contained in documents the Company files with the SEC. Our filings are accessible on the SEC’s website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. You are cautioned not to place undue reliance on any forward-looking statements, as forward-looking statements are not guarantees of future performance and our actual results may differ significantly due to numerous known and unknown risks and uncertainties. The forward-looking statements included in this release are made only as of the date hereof. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this Current Report on Form 8-K to conform these statements to actual results or to changes in our expectations.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement, dated as of January 28, 2026

99.1	Press Release of Velocity Financial, Inc. dated January 28, 2026

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Velocity Financial, Inc.
Date: January 28, 2026

	By:	/s/ Roland T. Kelly
	Name:	Roland T. Kelly
	Title:	Chief Legal Officer and General Counsel